Exhibit (d)(6)

AMENDMENT NO. 5

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Mutual Funds)

Thrivent Mutual Funds (“TMF”) and Thrivent Asset Management, LLC (“TAM”) hereby agree that, effective May 31, 2011, the advisory fee charged to Thrivent Partner Worldwide Allocation Fund, under the terms of the Investment Advisory Agreement dated January 1, 2006 between TMF and TAM, will be revised, as reflected in Exhibit A.

THRIVENT MUTUAL FUNDS

By	/s/ Russell W. Swansen
Russell W. Swansen, President

THRIVENT ASSET MANAGEMENT, LLC

By	/s/ Russell W. Swansen
Russell W. Swansen, President

EXHIBIT A

TO

THRIVENT MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT

Dated May 31, 2011

1.	Thrivent Partner Small Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.70 of 1% of the average daily net.

2.	Thrivent Small Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets; 0.65 of 1% of average daily net assets of the next $800 million of average daily net assets; 0.60 of 1% on the next $1.5 billion of average daily net assets; 0.55 of 1% on the next $2.5 billion of average daily net assets; and 0.525 of 1% of average daily net assets over $5 billion.

3.	Thrivent Mid Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% on the first $100 million of average daily net assets; 0.40 of 1% of daily net assets over $100 million but not more than $250 million; 0.35 of 1% of daily net assets over $250 million but not more than $500 million; 0.30 of 1% of daily net assets over $500 million but not more than $1 billion; and 0.25 of 1% of average net assets over $1 billion.

4.	Thrivent Mid Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets; 0.65 of 1% of average daily net assets of the next $800 million of average daily net assets; 0.60 of 1% on the next $1.5 billion of average daily net assets; 0.55 of 1% on the next $2.5 billion of average daily net assets; and 0.525 of 1% of average daily net assets over $5 billion.

5.	Thrivent Partner International Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $50 million of average daily net assets and 0.60 of 1% of average daily net assets over $50 million.

6.	Thrivent Large Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of

0.75 of 1% on the first $500 million of average daily net assets; 0.70 of 1% on the next $500 million of average daily net assets; 0.65 of 1% on the next $1.5 billion of average daily net assets; 0.60 of 1% on the next $2.5 billion of average daily net assets; and 0.575 of 1% of average net assets over $5 billion.

7.	Thrivent Large Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

8.	Thrivent Large Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $500 million of average daily net assets; 0.575 of 1% on the next $500 million of average daily net assets; 0.50 of 1% on the next $1 billion of average daily net assets; 0.475 of 1% on the next $500 million of average daily net assets; 0.45 of 1% on the next $2.5 billion of average daily net assets; and 0.425 of 1% of average daily net assets over $5 billion.

9.	Thrivent Balanced Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% on the first $500 million of average daily net assets; 0.50 of 1% on the next $500 million of average daily net assets; 0.475 of 1% on the next $1.5 billion of average daily net assets; 0.45 of 1% on the next $2.5 billion of average daily net assets; and 0.425 of 1% of average daily net assets over $5 billion.

10.	Thrivent High Yield Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.40 of 1% on the first $500 million of average daily net assets; 0.35 of 1% of daily net assets over $500 million but not more than $1 billion; and 0.30 of 1% of average net assets over $1 billion.

11.	Thrivent Diversified Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.

12.	Thrivent Municipal Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 on the first $500 million of 1% of average daily assets; 0.40 of 1% on the next $500 million of average daily net assets; 0.35 of 1% on the next $1.5 billion of average daily net assets; 0.325 of 1% on the next $2.5 billion of average daily net assets; and 0.30 of 1% of average daily net assets over $5 billion.

13.	Thrivent Income Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $500 million of average daily net assets; 0.325 of 1% of daily net assets over $500 million but not more than $1 billion; and 0.30 of 1% of daily net assets over $1 billion.

14.	Thrivent Core Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% on the first $500 million of average daily net assets; 0.40 of 1% on the next $500 million of average daily net assets; 0.375 of 1% on the next $1.5 billion of average daily net assets; 0.35 of 1% on the next $2.5 billion of average daily net assets; and 0.325 of 1% of average daily net assets over $5 billion.

15.	Thrivent Limited Maturity Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.30 of 1% on the first $500 million of average daily net assets; 0.275 of 1% of daily net assets over $500 million but not more than $1 billion; and 0.25 of 1% of daily net assets over $1 billion.

16.	Thrivent Money Market Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% on the first $500 million of average daily net assets; 0.40 of 1% on the next $250 million of average daily net assets; 0.35 of 1% on the next $250 million of average daily net assets; 0.325 of 1% on the next $1.5 billion of average daily net assets; 0.30 of 1% on the next $2.5 billion of average daily net assets; and 0.275 of 1% of average daily net assets over $5 billion.

17.	Thrivent Partner Small Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.90 of 1% on the first $500 million of average daily net assets and 0.80 of 1% of average daily net assets over $500 million.

18.	Thrivent Partner Mid Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.75 of 1% on the first $200 million of average daily net assets and 0.70 of 1% of daily net assets over $200 million.

19.	Thrivent Real Estate Securities Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.80 of 1% on the first $500 million of average daily net assets and 0.75 of 1% of daily net assets over $500 million.

20.	Thrivent Aggressive Allocation Fund

The management fee for this Fund, with respect to all asset types (including the underlying Thrivent mutual funds) in which this Fund invests, shall be at the annual rate of 0.15 of 1% on the first $500 million of average daily net assets; 0.125 of 1% on the next $1.5 billion of average daily net assets; and 0.10 of 1% of average daily net assets over $2 billion. The management fee for this Fund, with respect to assets (other than the Thrivent mutual funds) in which this Fund invests, shall be at the annual rate of 0.60 of 1% of average daily net assets. These management fees shall be calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement.

21.	Thrivent Moderately Aggressive Allocation Fund

The management fee for this Fund, with respect to all asset types (including the underlying Thrivent mutual funds) in which this Fund invests, shall be at the annual rate of 0.15 of 1% on the first $500 million of average daily net assets; 0.125 of 1% on the next $1.5 billion of average daily net assets; and 0.10 of 1% of average daily net assets over $2 billion. The management fee for this Fund, with respect to assets (other than the Thrivent mutual funds) in which this Fund invests, shall be at the annual rate of 0.55 of 1% of average daily net assets. These management fees shall be calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement.

22.	Thrivent Moderate Allocation Fund

The management fee for this Fund, with respect to all asset types (including the underlying Thrivent mutual funds) in which this Fund invests, shall be at the annual rate of 0.15 of 1% on the first $500 million of average daily net assets; 0.125 of 1% on the next $1.5 billion of average daily net assets; and 0.10 of 1% of average daily net assets over $2 billion. The management fee for this Fund, with respect to assets (other than the Thrivent mutual funds) in which this Fund invests, shall be at the annual rate of 0.50 of 1% of average daily net assets. These management fees shall be calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement.

23.	Thrivent Moderately Conservative Allocation Fund

The management fee for this Fund, with respect to the all asset types (including the underlying Thrivent mutual funds) in which this Fund invests, shall be at the annual rate of 0.15 of 1% on the first $500 million of average daily net assets; 0.125 of 1% on the next $1.5 billion of average daily net assets; and 0.10 of 1% of average daily net assets over $2 billion. The management fee for this Fund, with respect to assets (other than the Thrivent mutual funds) in which this Fund invests, shall be at the annual rate of 0.45 of 1% of average daily net assets. These management fees shall be calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement.

24.	Thrivent Partner Worldwide Allocation Fund (February 29, 2008)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.90 of 1% on the first $250 million of average daily net assets; 0.85 of 1% on the next $750 million of average daily net assets; and 0.80 of 1% of average daily net assets over $1 billion.

25.	Thrivent Equity Income Plus Fund (February 29, 2008)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% of the first $250 million of average daily net assets and 0.60 of 1% of average daily net assets over $250 million.

26.	Thrivent Government Bond Fund (February 26, 2010)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.40 of 1% on the first $500 million of average daily net assets and 0.35 of 1% of average daily net assets over $500 million.